EXHIBIT 3.1

                     TERRITORY OF THE BRITISH VIRGIN ISLANDS


                      THE BVI BUSINESS COMPANIES ACT, 2004





                            MEMORANDUM OF ASSOCIATION


                                       OF


                           TOMMY HILFIGER CORPORATION


                           A COMPANY LIMITED BY SHARES


1.        DEFINITIONS AND INTERPRETATION

1.1 In this Memorandum of Association and the attached Articles of Association, if not inconsistent with the subject or context:


          "ACT" means the BVI Business Companies Act, 2004 (No. 16 of 2004) and includes the regulations made under the Act;


          "ARTICLES" means the attached Articles of Association of the Company;


          "AUTHORISED CAPITAL" means the sum of the aggregate par value of all shares with par value which the Company is authorised by its Memorandum to issue;


          "CHAIRMAN OF THE BOARD" has the meaning specified in Regulation 14;


          "DIRECTORS" means the directors or any one of them of the Company for the time being;


          "DISTRIBUTION" in relation to a distribution by the Company to a Shareholder means the direct or indirect transfer of an asset, other than Shares, to or for the benefit of the Shareholder, or the incurring of a debt to or for the benefit of a Shareholder, in relation to Shares held by a Shareholder, and whether by means of the purchase of an asset, the purchase, redemption or other acquisition of Shares, a transfer of indebtedness or otherwise, and includes a dividend;


          "ELIGIBLE PERSON" means an individual, a corporation, a trust, the estate of a deceased individual, a partnership or an unincorporated association of persons;


          "MEMORANDUM" means this Memorandum of Association of the Company;


          "ORDINARY SHARES" means the ordinary Shares of US$0.01 par value of the Company;


          "PREFERENCE SHARES" means the preference Shares of US$0.01 par value of the Company;
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          "REGISTRAR"  means the Registrar of Corporate  Affairs appointed under section 229 of the Act;


          "RESOLUTION OF DIRECTORS" means either:

               (a) A resolution approved at a duly convened and constituted meeting of Directors or of a committee of Directors by the affirmative vote of a simple majority of the Directors present at the meeting who voted and did not abstain; or


               (b) a resolution consented to in writing by not less than two-thirds of all Directors or not less than two-thirds of all members of the committee, as the case may be;


          except that where a Director is given more than one vote,  he shall be
          counted  by  the  number  of  votes  he  casts  for  the   purpose  of
          establishing a majority.


          "RESOLUTION OF SHAREHOLDERS" means:


               (a) A resolution approved at a duly convened and constituted meeting of the Shareholders by the affirmative vote of:


                    (i) a simple majority of the votes of the Shares entitled to vote thereon which were present at the meeting and were voted and not abstained, or

                    (ii) a simple  majority of the votes of each class or series of Shares which were present at the meeting and entitled to vote thereon as a class or series and were voted and not abstained and of a simple majority of the votes of the remaining Shares entitled to vote thereon which were present at the meeting and were voted and not abstained; or


               (b)  a resolution consented to in writing by

                    (i) holders of an absolute majority of the votes of Shares entitled to vote thereon, or

                    (ii) holders of an  absolute  majority  of the votes of each class or series of Shares entitled to vote thereon as a class or series and of an absolute majority of the votes of the remaining Shares entitled to vote thereon;


          "SEAL" means any seal which has been duly adopted as the common seal of the Company;


          "SECURITIES" means Shares and debt obligations of every kind of the Company, and including without limitation options, warrants and rights to acquire Shares or debt obligations;


          "SHARE" means a share issued or to be issued by the Company and includes Ordinary Shares and Preference Shares;

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          "SHAREHOLDER"  means an Eligible  Person  whose name is entered in the register of members of the Company as the holder of one or more Shares or fractional Shares;


          "TREASURY SHARE" means a Share that was previously issued but was repurchased, redeemed or otherwise acquired by the Company and not cancelled; and

          "WRITTEN" or any term of like import includes information generated, sent, received or stored by electronic, electrical, digital, magnetic, optical, electromagnetic, biometric or photonic means, including electronic data interchange, electronic mail, telegram, telex or telecopy, and "IN WRITING" shall be construed accordingly.

          The terms "SURPLUS" and "CAPITAL" when used in these Articles shall have the meaning given to those terms under the International Business Companies Act (Cap 291) as in force at the date of adoption of these Articles.

1.2 In the Memorandum and the Articles, unless the context otherwise requires a reference to:

          (a)  a "REGULATION" is a reference to a regulation of the Articles;

          (b)  a "CLAUSE" is a reference to a clause of the Memorandum;

          (c) voting by Shareholders is a reference to the casting of the votes attached to the Shares held by the Shareholder voting;

          (d) the Act, the Memorandum or the Articles is a reference to the Act or those documents as amended or, in the case of the Act any re-enactment thereof; and

          (e)  the singular includes the plural and vice versa.

1.3 Any words or expressions defined in the Act unless the context otherwise requires bear the same meaning in the Memorandum and the Articles unless otherwise defined herein.

1.4 Headings are inserted for convenience only and shall be disregarded in interpreting the Memorandum and the Articles.

2.        NAME

          The name of the Company is TOMMY HILFIGER CORPORATION.

3.        STATUS

          The Company is a company limited by shares.

4.        REGISTERED OFFICE AND REGISTERED AGENT

4.1 The Company was first incorporated as an international business company on 10 June 1992 and was, until the date of re-registration in accordance with the Act, governed by the International Business Companies Act (Cap 291).

4.2 At the time of the application to re-register the Company under the Act, the registered office of the Company is situate at the offices of Harneys Corporate Services Limited of Craigmuir Chambers, P.O. Box 71, Road Town, Tortola, British Virgin Islands or at such place in the British Virgin Islands as the Directors may from time to time determine.

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                                       4

4.3 At the time of the application to re-register the Company under the Act, the registered agent of the Company is Harneys Corporate Services Limited of Craigmuir Chambers, P.O. Box 71, Road Town, Tortola, British Virgin Islands or such other person or company being a person or company entitled to act as the Directors may from time to time determine.

4.4 The Company may by Resolution of Shareholders or by Resolution of Directors change the location of its registered office or change its registered agent.

4.5 Any change of registered office or registered agent will take effect on the registration by the Registrar of a notice of the change filed by the existing registered agent or a legal practitioner in the British Virgin Islands acting on behalf of the Company.

5.        CAPACITY AND POWERS

5.1 Subject to the Act and any other British Virgin Islands legislation, the Company has, irrespective of corporate benefit:

          (a) full capacity to carry on or undertake any business or activity, do any act or enter into any transaction; and

          (b) for the purposes of paragraph (a), full rights, powers and privileges.

5.2 For the purposes of section 9(4) of the Act, there are no limitations on the business that the Company may carry on.

6.        NUMBER AND CLASSES OF SHARES

6.1 The Company is authorised to issue a maximum of 150,000,000 Ordinary Shares of US$0.01 par value and one class of Preference Shares divided into 5,000,000 Shares of US$0.01 par value.

6.2 The Company may issue fractional Shares and a fractional Share shall have the corresponding fractional rights, obligations and liabilities of a whole Share of the same class or series of Shares.

7.        RIGHTS OF SHARES

7.1       Each Ordinary Share in the Company confers upon the Shareholder:

          (a) the right to one vote at a meeting of the Shareholders or on any Resolution of Shareholders;

          (b) be subject to redemption, purchase or acquisition by the Company for fair value;

          (c)  the right to an equal share in any dividend  paid by the Company;
               and

          (d) the right to an equal share in the distribution of the surplus assets of the Company on its liquidation.

7.2 The Preference Shares may be issued in one or more series. The board of Directors may from time to time provide for the issuance of Preference Shares in series, establish the number of Shares to be included in each such series and fix the designation, powers, preferences and rights of the Shares of each such series and the qualifications, limitations and restrictions thereon.

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                                       5

8.        VARIATION OF RIGHTS

          If at any time the Shares are divided into different classes or series of shares, the rights attached to any class or series (unless otherwise provided by the terms of issue of the shares of that class or series) may, whether or not the Company is being wound up, be varied with the consent in writing of the holders of a majority of the issued shares of that class or series and of the holders of a majority of the issued shares of any other class or series of shares which may be affected by such variation.

9.        RIGHTS NOT VARIED BY THE ISSUE OF SHARES PARI PASSU

          The rights conferred upon the holders of the Shares of any class issued with preferred or other rights shall not, unless otherwise expressly provided by the terms of issue of the Shares of that class, be deemed to be varied by the creation or issue of further Shares ranking PARI PASSU therewith.

10.       REGISTERED SHARES

10.1      The Company shall issue registered Shares only.

10.2 The Company is not authorised to issue bearer Shares, convert registered Shares to bearer Shares or exchange registered Shares for bearer Shares.

11.       AMENDMENT OF THE MEMORANDUM AND THE ARTICLES

11.1 Subject to Clause 8, the Company may amend the Memorandum or the Articles by Resolution of Shareholders or by Resolution of Directors, save that no amendment may be made by Resolution of Directors:

          (a) to restrict the rights or powers of the Shareholders to amend the Memorandum or the Articles;

          (b) to change the percentage of Shareholders required to pass a Resolution of Shareholders to amend the Memorandum or the Articles;

          (c) in circumstances where the Memorandum or the Articles cannot be amended by the Shareholders; or

          (d)  to Clauses 7, 8, 9 or this Clause 11.

11.2 Any amendment of the Memorandum or the Articles will take effect on the registration by the Registrar of a notice of amendment, or restated Memorandum and Articles, filed by the registered agent.


We Harneys Corporate Services Limited of Craigmuir Chambers, P.O. Box 71, Road Town, Tortola, British Virgin Islands for the purpose of re-registering this Company as a BVI Business Company under the laws of the British Virgin Islands hereby sign this Memorandum of Association this 10th day of March, 2006.


Applicant to Re-Register


/s/ Jason Jagessan
----------------------------------
Jason Jagessan
Authorised Signatory
HARNEYS CORPORATE SERVICES LIMITED
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                     TERRITORY OF THE BRITISH VIRGIN ISLANDS


                      THE BVI BUSINESS COMPANIES ACT, 2004





                             ARTICLES OF ASSOCIATION


                                       OF


                           TOMMY HILFIGER CORPORATION


                           A COMPANY LIMITED BY SHARES




1.        REGISTERED SHARES

1.1 Every Shareholder is entitled to a certificate signed by a Director or officer of the Company, or any other person authorised by Resolution of Directors, or under the Seal specifying the number of Shares held by him and the signature of the Director, officer or authorised person and the Seal may be facsimiles.

1.2 Any Shareholder receiving a certificate shall indemnify and hold the Company and its Directors and officers harmless from any loss or liability which it or they may incur by reason of any wrongful or fraudulent use or representation made by any person by virtue of the possession thereof. If a certificate for Shares is worn out or lost it may be renewed on production of the worn out certificate or on satisfactory proof of its loss together with such indemnity as may be required by Resolution of Directors.

1.3 If several Eligible Persons are registered as joint holders of any Shares, any one of such Eligible Persons may give an effectual receipt for any Distribution.

2.        SHARES

2.1 Subject to the provisions of these Articles and any Resolution of Shareholders, the unissued shares of the Company shall be at the disposal of the Directors who may, without limiting or affecting any rights previously conferred on the holders of any existing shares or class or series of shares, offer, allot, grant options over or otherwise dispose of shares to such persons, at such times and upon such terms and conditions as the Company may by Resolution of Directors determine.

2.2 Section 46 of the Act (PRE-EMPTIVE RIGHTS) does not apply to the Company.

2.3 No Share in the Company may be issued until the consideration in respect thereof is fully paid, and when issued the Share is for all purposes fully paid and non-assessable save that a Share issued for a promissory note or other written obligation for payment of a debt may be issued subject to forfeiture in the manner prescribed in these Articles.

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2.4       A Share may be issued for consideration in any form,  including money, a promissory note, or other written obligation to contribute money or property, real property, personal property (including goodwill and know-how), services rendered or a contract for future services.

2.5 Shares in the Company may be issued for such amount of consideration as the Directors may from time to time by Resolution of Directors determine, except that in the case of shares with par value, the amount shall not be less than the par value, and in the absence of fraud the decision of the Directors as to the value of the consideration received by the Company in respect of the issue is conclusive unless a question of law is involved. The consideration in respect of the Shares constitutes capital to the extent of the par value and the excess constitutes surplus.

2.6 A share issued by the Company upon conversion of, or in exchange for, another share or a debt obligation or other security in the Company, shall be treated for all purposes as having been issued for money equal to the consideration received or deemed to have been received by the Company in respect of the other share, debt obligation or security.

2.7 No Shares may be issued for a consideration other than money, unless a Resolution of Directors has been passed stating:

          (a)  the amount to be credited for the issue of the Shares;

          (b) the determination of the Directors of the reasonable present cash value of the non-money consideration for the issue; and

          (c) that, in the opinion of the Directors, the present cash value of the non-money consideration for the issue is not less than the amount to be credited for the issue of the Shares.

2.8 The Company shall keep a register (the "REGISTER OF MEMBERS") containing:

          (a)  the names and addresses of the Eligible Persons who hold Shares;

          (b) the number of each class and series of Shares held by each Shareholder;

          (c) the date on which the name of each Shareholder was entered in the register of members; and

          (d)  the date on which any Eligible Person ceased to be a Shareholder.

2.9 The register of members may be in any such form as the Directors may approve, but if it is in magnetic, electronic or other data storage form, the Company must be able to produce legible evidence of its contents. Until the Directors otherwise determine, the magnetic, electronic or other data storage form shall be the original register of members.

2.10 A Share is deemed to be issued when the name of the Shareholder is entered in the register of members.

3.        REDEMPTION OF SHARES AND TREASURY SHARES

3.1 Sections 60 (PROCESS FOR ACQUISITION OF OWN SHARES), 61 (OFFER TO ONE OR MORE SHAREHOLDERS) and 62 (SHARES REDEEMED OTHERWISE THAN AT THE OPTION OF COMPANY) of the Act shall not apply to the Company.

3.2 The Company may purchase, redeem or otherwise acquire and hold its own Shares but only out of surplus or in exchange for newly issued shares of equal value.

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                                       3

3.3       Subject to provisions to the contrary in

          (a)  the Memorandum or these Articles;

          (b) the designations, powers, preferences, rights, qualifications, limitations and restrictions with which the Shares were issued; or

          (c)  the subscription agreement for the issue of the Shares,


          the Company may not purchase, redeem or otherwise acquire its own Shares without the consent of the Shareholders whose Shares are to be purchased, redeemed or otherwise acquired.

3.4 The Company may only offer to purchase, redeem or otherwise acquire Shares if the Resolution of Directors authorizing the purchase, redemption or other acquisition contains a statement that the Directors are satisfied, on reasonable grounds, that immediately after the acquisition the value of the Company's assets will exceed its liabilities and the Company will be able to pay its debts as they fall due.

3.5 A determination by the Directors under the preceding Regulation is not required where Shares are purchased, redeemed or otherwise acquired

          (a) pursuant to a right of a Shareholder to have his Shares redeemed or to have his Shares exchanged for money or other property of the Company;

          (b)  by virtue of a transfer of capital pursuant to Regulation 8.4;

          (c)  by virtue of the provisions of Section 179 of the Act; or

          (d)  pursuant to an order of the Court.

3.6 Shares that the Company purchases, redeems or otherwise acquires pursuant to the preceding Regulation may be cancelled or held as Treasury Shares except to the extent that such shares are in excess of 50 percent of the issued shares of the Company in which case they shall be cancelled but they shall be available for reissue.

3.7 Where Shares in the Company are held by the Company as Treasury Shares or are held by another company of which the Company holds, directly or indirectly, shares having more than 50 percent of the votes in the election of Directors of the other company, such shares of the Company are not entitled to vote or to have dividends paid thereon and shall not be treated as outstanding for any purpose except for purposes of determining the capital of the Company.

3.8 The Company may by a Resolution of Directors include in the computation of surplus for any purpose the unrealised appreciation of the assets of the Company, and, in the absence of fraud, the decision of the Directors as to the value of the assets is conclusive, unless a question of law is involved.

3.9 All rights and obligations attaching to a Treasury Share are suspended and shall not be exercised by the Company while it holds the Share as a Treasury Share.

3.10 Treasury Shares may be transferred by the Company on such terms and conditions (not otherwise inconsistent with the Memorandum and the Articles) as the Company may by Resolution of Directors determine.

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                                       4

3.11 The Company may purchase, redeem or otherwise acquire its Shares at a price lower than the fair value if permitted by, and then only in accordance with, the terms of:

          (a)  The Memorandum or these Articles; or

          (b) A written agreement for the subscription for the Shares to be purchased, redeemed or otherwise acquired.

4.        MORTGAGES AND CHARGES OF SHARES

4.1 Shareholders may mortgage or charge their Shares and upon satisfactory evidence thereof, the Company shall give effect to the terms of any valid mortgage or charge except insofar as it may conflict with any requirements herein contained for consent to the transfer of Shares.

4.2 There shall be entered in the register of members at the written request of the Shareholder:

          (a)  a statement that the Shares held by him are mortgaged or charged;

          (b)  the name of the mortgagee or chargee; and

          (c) the date on which the particulars specified in subparagraphs (a) and (b) are entered in the register of members.

4.3 Where particulars of a mortgage or charge are entered in the register of members, such particulars may be cancelled:

          (a) with the written consent of the named mortgagee or chargee or anyone authorised to act on his behalf; or

          (b) upon evidence satisfactory to the Directors of the discharge of the liability secured by the mortgage or charge and the issue of such indemnities as the Directors shall consider necessary or desirable.

4.4 Whilst particulars of a mortgage or charge are registered, no transfer of any Share comprised therein shall be effected without the written consent of the named mortgagee or chargee or anyone authorized to act on his behalf.

5.        FORFEITURE

5.1 When Shares issued for a promissory note or other written obligation for payment of a debt have been issued subject to forfeiture, the following provisions shall apply.

5.2 Written notice specifying a date for payment to be made and the Shares in respect of which payment is to be made shall be served on the Shareholder who defaults in making payment pursuant to a promissory note or other written obligations to pay a debt.

5.3       The written notice specifying a date for payment shall

          (a) name a further date not earlier than the expiration of 14 days from the date of service of the notice on or before which payment required by the notice is to be made; and

          (b) contain a statement that in the event of non-payment at or before the time named in the notice the Shares, or any of them, in respect of which payment is not made will be liable to be forfeited.

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                                       5

5.4 Where a written notice has been issued and the requirements have not been complied with within the prescribed time, the Directors may at any time before tender of payment forfeit and cancel the Shares to which the notice relates.

5.5 The Company is under no obligation to refund any moneys to the Shareholder whose shares have been forfeited and cancelled pursuant to these provisions. Upon forfeiture and cancellation of the Shares the Shareholder is discharged from any further obligation to the Company with respect to the shares forfeited and cancelled.

6.        LIEN

6.1 The Company shall have a first and paramount lien on every Share issued for a promissory note or for any other binding obligation to contribute money or property or any combination thereof to the Company, and the Company shall also have a first and paramount lien on every share standing registered in the name of a Shareholder, whether singly or jointly with any other person or persons, for all the debts and liabilities of such Shareholder or his estate to the Company, whether the same shall have been incurred before or after notice to the Company of any interest of any person other than such Shareholder, and whether the time for the payment or discharge of the same shall have actually arrived or not, and notwithstanding that the same are joint debts or liabilities of such Shareholder or his estate and any other person, whether a Shareholder of the Company or not. The Company's lien on a share shall extend to all dividends payable thereon. The Directors may at any time either generally, or in any particular case, waive any lien that has arisen or declare any Share to be wholly or in part exempt from the provisions of this Regulation.

6.2 In the absence of express provisions regarding sale in the promissory note or other binding obligation to contribute money or property, the Company may sell, in such manner as the Directors may by Resolution of Directors determine, any Share on which the Company has a lien, but no sale shall be made unless some sum in respect of which the lien exists is presently payable nor until the expiration of twenty-one days after a notice in writing, stating and demanding payment of the sum presently payable and giving notice of the intention to sell in default of such payment, has been served on the holder for the time being of the Share.

6.3 The net proceeds of the sale by the Company of any Shares on which it has a lien shall be applied in or towards payment of discharge of the promissory note or other binding obligation to contribute money or property or any combination thereof in respect of which the lien exists so far as the same is presently payable and any residue shall (subject to a like lien for debts or liabilities not presently payable as existed upon the share prior to the sale) be paid to the holder of the share immediately before such sale. For giving effect to any such sale the Directors may authorise some person to transfer the Share sold to the purchaser thereof. The purchaser shall be registered as the holder of the Share and he shall not be bound to see to the application of the purchase money, nor shall his title to the Share be affected by any irregularity or invalidity in the proceedings in reference to the sale.

7.        TRANSFER OF SHARES

7.1 Subject to any limitations in the Memorandum, registered Shares may be transferred by a written instrument of transfer signed by the transferor and containing the name and address of the transferee, but in the absence of such written instrument of transfer the Directors may accept such evidence of a transfer of Shares as they consider appropriate.

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                                       6

7.2 The transfer of a Share is effective when the name of the transferee is entered on the register of members.

7.3 Subject to any limitations in the Memorandum, the Company must on the application of the transferor or transferee of a registered Share in the Company enter in the register of members the name of the transferee of the Share save that the registration of transfers may be suspended and the register of members closed at such times and for such periods as the Company may from time to time by Resolution of Directors determine provided always that such registration shall not be suspended and the register of members closed for more than 60 days in any period of 12 months.

7.4 The executor or administrator of a deceased Shareholder, the guardian of an incompetent Shareholder or the trustee of a bankrupt Shareholder shall be the only person recognised by the Company as having any title to his Share but they shall not be entitled to exercise any rights as a Shareholder until they have proceeded as set forth in the next following three Regulations.

7.5 The production to the Company of any document which is evidence of probate of the will, or letters of administration of the estate, or confirmation as executor, of a deceased Shareholder or of the appointment of a guardian of an incompetent Shareholder or the trustee of a bankrupt Shareholder shall be accepted by the Company even if the deceased, incompetent or bankrupt Shareholder is domiciled outside the British Virgin Islands if the document evidencing the grant of probate or letters of administration, confirmation as executor, appointment as guardian or trustee in bankruptcy is issued by a foreign court which had competent jurisdiction in the matter. For the purpose of establishing whether or not a foreign court had competent jurisdiction in such a matter the Directors may obtain appropriate legal advice. The Directors may also require an indemnity to be given by the executor, administrator, guardian or trustee in bankruptcy.

7.6 Any person becoming entitled by operation of law or otherwise to a Share or Shares in consequence of the death, incompetence or bankruptcy of any Shareholder may be registered as a Shareholder upon such evidence being produced as may reasonably be required by the Directors. An application by any such person to be registered as a Shareholder shall for all purposes be deemed to be a transfer of Shares of the deceased, incompetent or bankrupt Shareholder and the Directors shall treat it as such.

7.7 Any person who has become entitled to a Share or Shares in consequence of the death, incompetence or bankruptcy of any Shareholder may, instead of being registered himself, request in writing that some person to be named by him be registered as the transferee of such Share or Shares and such request shall likewise be treated as if it were a transfer.

7.8 What amounts to incompetence on the part of a person is a matter to be determined by the court having regard to all the relevant evidence and the circumstances of the case.

8.        REDUCTION OR INCREASE IN AUTHORIZED CAPITAL OR CAPITAL

8.1 The Company may by a Resolution of Directors increase or reduce its authorised capital and in connection therewith the Company may in respect of any unissued Shares, increase or reduce the par value of any such shares or effect any combination of the foregoing.

8.2       The Company may amend the Memorandum to:

          (a) divide the Shares, including issued shares, of a class or series into a larger number of shares of the same class or series; or

          (b) combine the Shares, including issued shares, of a class or series into a smaller number of shares of the same class or series,

          provided, however, that where shares are divided or combined under (a) or (b) of this Regulation, the aggregate par value of the new shares must be equal to the aggregate par value of the original Shares.

8.3 The capital of the Company may by a Resolution of Directors be increased by transferring an amount of the surplus of the Company to capital.

8.4 Subject to the provisions of the two next succeeding Regulations, the capital of the Company may by Resolution of Directors be reduced by transferring an amount of the capital of the Company to surplus.

8.5 No reduction of capital shall be effected that reduces the capital of the Company to an amount that immediately after the reduction is less than the aggregate par value of all outstanding shares with par value and all shares with par value held by the Company as treasury shares and the aggregate of the amounts designated as capital of all outstanding shares without par value and all shares without par value held by the Company as treasury shares that are entitled to a preference, if any, in the assets of the Company upon liquidation of the Company.

8.6 No reduction of capital shall be effected unless the Directors determine that immediately after the reduction the Company will be able to satisfy its liabilities as they become due in the ordinary course of its business and that the realizable assets of the Company will not be less than its total liabilities, other than deferred taxes, as shown in the books of the Company and its remaining capital, and, in the absence of fraud, the decision of the Directors as to the realizable value of the assets of the Company is conclusive, unless a question of law is involved.

9.        MEETINGS AND CONSENTS OF SHAREHOLDERS

9.1 The Directors shall convene an annual meeting of the Shareholders for the election of Directors and such other matters as the Directors shall propose for consideration. In addition, the Directors may convene such other meetings of the Shareholders at such times as the Directors shall consider necessary or desirable. Any meeting of the Shareholders may be held at such times and in such manner within or outside the British Virgin Islands as the Directors may determine.

9.2 Upon the written request of Shareholders entitled to exercise 50% or more of the voting rights the Directors shall convene a meeting of Shareholders.

9.3 The Directors in convening a meeting shall give not less than 10 days' notice of a meeting of Shareholders to those Shareholders whose names on the date the notice is given appear as Shareholders in the register of members of the Company and are entitled to vote at the meeting.

9.4 Notwithstanding any provision to the contrary in the Act a meeting of Shareholders may not be called on less than 10 days notice.

9.5 The Directors convening a meeting of Shareholders may fix the date notice is given of a meeting of Shareholders, or such other date as may be specified in the notice, as the record date for determining those Shareholders that are entitled to vote at the meeting.

9.6 The inadvertent failure of the Directors who convene a meeting to give notice of a meeting to a Shareholder, or the fact that a Shareholder has not received notice, does not invalidate the meeting.

9.7 A Shareholder may be represented at a meeting of Shareholders by a proxy who may speak and vote on behalf of the Shareholder.

9.8 The instrument appointing a proxy shall be produced at the place appointed for the meeting before the time for holding the meeting at which the person named in such instrument proposes to vote.

9.9 The instrument appointing a proxy shall be in substantially the following form or such other form as the chairman of the meeting shall accept as properly evidencing the wishes of the Shareholder appointing the proxy.

--------------------------------------------------------------------------------
                                [ COMPANY NAME ]
--------------------------------------------------------------------------------

     I/We being a  Shareholder  of the above  Company  HEREBY  APPOINT..........
     ................... of  ...............  or failing him  ..................
     of ................. to  be my/our  proxy to vote for me/us at the meeting of Shareholders to be held on the .... day of..........., 20.... and at any adjournment thereof.




     (Any restrictions on voting to be inserted here.)



     Signed this ..... day of ......................., 20...



     .................................
     Shareholder
--------------------------------------------------------------------------------

9.10      The following applies where Shares are jointly owned:

          (a) if two or more persons hold Shares jointly each of them may be present in person or by proxy at a meeting of Shareholders and may speak as a Shareholder;

          (b) if only one of the joint owners is present in person or by proxy he may vote on behalf of all joint owners; and

          (c) if two or more of the joint owners are present in person or by proxy they must vote as one.

9.11 A Shareholder shall be deemed to be present at a meeting of Shareholders if he participates by telephone or other electronic means and all Shareholders participating in the meeting are able to hear each other.

9.12 A meeting of Shareholders is duly constituted if, at the commencement of the meeting, there are present in person or by proxy not less than 50% of the votes of the Shares entitled to vote on Resolutions of Shareholders to be considered at the meeting. A quorum may comprise a single Shareholder or proxy and then such person may pass a Resolution of Shareholders and a certificate signed by such person accompanied where such person be a proxy by a copy of the proxy instrument shall constitute a valid Resolution of Shareholders.

9.13 If within two hours from the time appointed for the meeting a quorum is not present, the meeting, if convened upon the requisition of Shareholders, shall be dissolved; in any other case it shall stand adjourned to the next business day in the jurisdiction in which the meeting was to have been held at the same time and place or to such other time and place as the Directors may determine, and if at the adjourned meeting there are present within one hour from the time appointed for the meeting in person or by proxy not less than one third of the votes of the Shares or each class or series of Shares entitled to vote on the matters to be considered by the meeting, those present shall constitute a quorum but otherwise the meeting shall be dissolved.

9.14 At every meeting of Shareholders, the Chairman of the Board of Directors shall preside as chairman of the meeting. If there is no Chairman of the Board of Directors or if the Chairman of the Board of Directors is not present at the meeting, the Vice Chairman of the Board, or such other person as may be designated by the Directors to preside shall be Chairman of the meeting.

9.15 The chairman may, with the consent of the meeting, adjourn any meeting from time to time, and from place to place, but no business shall be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place.

9.16 At any meeting of the Shareholders the chairman is responsible for deciding in such manner as he considers appropriate whether any resolution proposed has been carried or not and the result of his decision shall be announced to the meeting and recorded in the minutes of the meeting. If the chairman has any doubt as to the outcome of the vote on a proposed resolution, he shall cause a poll to be taken of all votes cast upon such resolution. If the chairman fails to take a poll then any Shareholder present in person or by proxy who disputes the announcement by the chairman of the result of any vote may immediately following such announcement demand that a poll be taken and the chairman shall cause a poll to be taken. If a poll is taken at any meeting, the result shall be announced to the meeting and recorded in the minutes of the meeting.

9.17 Subject to the specific provisions contained in this Regulation for the appointment of representatives of Eligible Persons other than individuals the right of any individual to speak for or represent a Shareholder shall be determined by the law of the jurisdiction where, and by the documents by which, the Eligible Person is constituted or derives its existence. In case of doubt, the Directors may in good faith seek legal advice from any qualified person and unless and until a court of competent jurisdiction shall otherwise rule, the Directors may rely and act upon such advice without incurring any liability to any Shareholder.

9.18 Any Eligible Person other than an individual which is a Shareholder may by resolution of its Directors or other governing body authorise such individual as it thinks fit to act as its representative at any meeting of Shareholders or of any class of Shareholders, and the individual so authorised shall be entitled to exercise the same rights on behalf of the Shareholder which he represents as that Shareholder could exercise if it were an individual.

9.19 The chairman of any meeting at which a vote is cast by proxy or on behalf of any Eligible Person other than an individual may call for a notarially certified copy of such proxy or authority which shall be produced within 7 days of being so requested or the votes cast by such proxy or on behalf of such Eligible Person shall be disregarded.

9.20 Directors may attend and speak at any meeting of Shareholders and at any separate meeting of the holders of any class or series of Shares.

9.21 An action that may be taken by the Shareholders at a meeting may also be taken by a Resolution of Shareholders consented to in writing or by telex, telegram, cable, facsimile or other written electronic communication, without the need for any notice, but if any Resolution of Shareholders is adopted otherwise than by the unanimous written consent of all Shareholders, a copy of such resolution shall forthwith be sent to all Shareholders not consenting to such resolution. The consent may be in the form of counterparts, each counterpart being signed by one or more Shareholders.

10.       DIRECTORS

10.1 The first Directors shall be appointed by the subscribers to the Memorandum; and at the first meeting of Shareholders at which Directors are to be elected, the Directors shall be divided into three classes, as nearly equal in number as possible. One class of Directors shall be initially elected for a one-year term, another class shall be initially elected for a two-year term and another class shall be initially elected for a three-year term. At each succeeding meeting at which Directors are to be elected, the successors of the class of Directors whose term expires at that meeting shall be elected by a plurality vote of all votes cast at such meeting to hold office for a three-year term.

10.2 No person shall be appointed as a Director of the Company unless he has consented in writing to be a Director.

10.3 Subject to Sub-Regulation 10.1, the minimum number of Directors shall be three and the maximum number shall be twelve.

10.4 Each Director shall hold office until his successor is elected or until his earlier death, resignation or removal.

10.5 A Director may be removed from office, with cause, by Resolution of Shareholders or by a Resolution of Directors.

10.6 A Director may resign his office by giving written notice of his resignation to the Company and the resignation has effect from the date the notice is received by the Company or from such later date as may be specified in the notice. A Director shall resign forthwith as a Director if he is, or becomes, disqualified from acting as a Director under the Act.

10.7 The Directors may at any time appoint any person to be a Director either to fill a vacancy or as an addition to the existing Directors. A vacancy occurs through the death, resignation or removal of a Director, but a vacancy or vacancies shall not be deemed to exist where one or more Directors shall resign after having appointed his or their successor or successors.

10.8      The Company shall keep a register of Directors containing:

          (a)  the names and addresses of the persons who are Directors;

          (b) the date on which each person whose name is entered in the register was appointed as a Director;

          (c) the date on which each person named as a Director ceased to be a Director; and

          (d)  such other information as may be prescribed by the Act.

10.9 The register of Directors may be kept in any such form as the Directors may approve, but if it is in magnetic, electronic or other data storage form, the Company must be able to produce legible evidence of its contents. Until a Resolution of Directors determining otherwise is passed, the magnetic, electronic or other data storage shall be the original register of Directors.

10.10 The Directors may, by Resolution of Directors, fix the emoluments of Directors with respect to services to be rendered in any capacity to the Company.

10.11 A Director is not required to hold a Share as a qualification to office.

11.       POWERS OF DIRECTORS

11.1 The business and affairs of the Company shall be managed by, or under the direction or supervision of, the Directors. The Directors have all the powers necessary for managing, and for directing and supervising, the business and affairs of the Company. The Directors may pay all expenses incurred preliminary to and in connection with the incorporation of the Company and may exercise all such powers of the Company as are not by the Act or by the Memorandum or the Articles required to be exercised by the Shareholders.

11.2 Each Director shall exercise his powers for a proper purpose and shall not act or agree to the Company acting in a manner that contravenes the Memorandum, the Articles or the Act. Each Director, in exercising his powers or performing his duties, shall act honestly and in good faith in what the Director believes to be the best interests of the Company.

11.3 Any Director which is a body corporate may appoint any individual as its duly authorised representative for the purpose of representing it at meetings of the Directors, with respect to the signing of consents or otherwise.

11.4 The continuing Directors may act notwithstanding any vacancy in their body, save that if their number is reduced to their knowledge below the number fixed by or pursuant to these Articles as the necessary quorum for a meeting of Directors, the continuing Directors or Director may act only for the purpose of appointing Directors to fill any vacancy that has arisen or for summoning a meeting of Shareholders.

11.5 The Directors may by Resolution of Directors exercise all the powers of the Company to incur indebtedness, liabilities or obligations and to secure indebtedness, liabilities or obligations whether of the Company or of any third party.

11.6 All cheques, promissory notes, drafts, bills of exchange and other negotiable instruments and all receipts for moneys paid to the Company shall be signed, drawn, accepted, endorsed or otherwise executed, as the case may be, in such manner as shall from time to time be determined by Resolution of Directors.

12.       PROCEEDINGS OF DIRECTORS

12.1 The Directors or any committee thereof may meet at such times and in such manner and places within or outside the British Virgin Islands as the Directors may determine to be necessary or desirable.

12.2 A Director is deemed to be present at a meeting of Directors if he participates by telephone or other electronic means and all Directors participating in the meeting are able to hear each other.

12.3      A Director  shall be given not less than 3 days' notice of meetings of

          Directors, but a meeting of Directors held without 3 days' notice having been given to all Directors shall be valid if all the Directors entitled to vote at the meeting who do not attend waive notice of the meeting, and for this purpose the presence of a Director at a meeting shall constitute waiver by that Director. The inadvertent failure to give notice of a meeting to a Director, or the fact that a Director has not received the notice, does not invalidate the meeting.

12.4 A Director may by a written instrument appoint an alternate who need not be a Director and the alternate shall be entitled to attend meetings in the absence of the Director who appointed him and to vote or consent in place of the Director until the appointment lapses or is terminated.

12.5 A meeting of Directors is duly constituted for all purposes if at the commencement of the meeting there are present in person or by alternate not less than one-half of the total number of Directors.

12.6 At every meeting of Directors the Chairman of the Board of Directors shall preside as chairman of the meeting. If there is no Chairman of the Board of Directors or if the Chairman of the Board of Directors is not present at the meeting the Vice-Chairman of the Board of Directors shall preside. If there is no Vice-Chairman of the Board of Directors or if the Vice-Chairman of the Board of Directors is not present at the meeting the Directors present shall choose some one of their number to be chairman of the meeting.

12.7 An action that may be taken by the Directors or a committee of Directors at a meeting may also be taken by a Resolution of Directors or a resolution of a committee of Directors consented to in writing by not less than two-thirds of all Directors or not less than two-thirds of all members of the committee as the case may be, without the need for any notice. The consent may be in the form of counterparts each counterpart being signed by one or more Directors. If the consent is in one or more counterparts, and the counterparts bear different dates, then the resolution shall take effect on the date upon which the last Director has consented to the resolution by signed counterparts.

13.       COMMITTEES

13.1 The Directors may, by Resolution of Directors, designate one or more committees, each consisting of one or more Directors, and delegate one or more of their powers, including the power to affix the Seal, to the committee.

13.2 The Directors have no power to delegate to a committee of Directors any of the following powers:

          (a)  to amend the Memorandum or the Articles;

          (b)  to designate committees of Directors;

          (c)  to delegate powers to a committee of Directors;

          (d)  to appoint or remove Directors;

          (e)  to appoint or remove an agent;

          (f)  to approve a plan of merger, consolidation or arrangement;

          (g) to make a declaration of solvency or to approve a liquidation plan; or

          (h) to make a determination that immediately after a proposed Distribution the value of the Company's assets will exceed its liabilities and the Company will be able to pay its debts as they fall due.

13.3 Sub-Regulations 13.2(b) and (c) do not prevent a committee of Directors, where authorised by the Resolution of Directors appointing such committee or by a subsequent Resolution of Directors, from appointing a sub-committee and delegating powers exercisable by the committee to the sub-committee.

13.4 The meetings and proceedings of each committee of Directors consisting of 2 or more Directors shall be governed MUTATIS MUTANDIS by the provisions of the Articles regulating the proceedings of Directors so far as the same are not superseded by any provisions in the Resolution of Directors establishing the committee.

13.5 Where the Directors delegate their powers to a committee of Directors they remain responsible for the exercise of that power by the committee, unless they believed on reasonable grounds at all times before the exercise of the power that the committee would exercise the power in conformity with the duties imposed on Directors under the Act.

14.       OFFICERS AND AGENTS

14.1 The Company may by Resolution of Directors appoint officers of the Company at such times as shall be considered necessary or expedient. Such officers may consist of a Chairman of the Board, an Honorary Chairman of the Board, a Vice-Chairman of the Board, a Chief Executive Officer, a President, and one or more Vice-Presidents, Secretaries and Treasurers and such other officers as may from time to time be deemed desirable. Any number of offices may be held by the same person.

14.2 The officers shall perform such duties as shall be prescribed at the time of their appointment subject to any modification in such duties as may be prescribed thereafter by Resolution of Directors or Resolution of Shareholders, but in the absence of any specific allocation of duties, it shall be the responsibility of the Chairman of the Board to preside at meetings of Directors and Shareholders, the Vice-Chairman to act in the absence of the Chairman, the Chief Executive Officer, as required by the needs of the business, to have general supervision and control with respect to the affairs of the Company, the President to have such duties as may be assigned by the Board or the Chief Executive Officer, the Vice-Presidents to perform such duties as may be assigned by the Board, the Chief Executive Officer or the President, the Secretaries to maintain the register of members, minute books and records (other than financial records) of the Company, and the Treasurer to be responsible for the financial affairs of the Company.

14.3 The emoluments of all officers shall be fixed by Resolution of Directors.

14.4 The officers of the Company shall hold office until their successors are duly appointed, but any officer elected or appointed by the Directors may be removed at any time, with or without cause, by Resolution of Directors. Any vacancy occurring in any office of the Company may be filled by Resolution of Directors.

14.5 An agent of the Company shall have such powers and authority of the Directors, including the power and authority to affix the Seal, as are set forth in the Articles or in the Resolution of Directors appointing the agent, except that no agent has any power or authority with respect to the following:

          (a)  to amend the Memorandum or the Articles;

          (b)  to change the registered office or agent;

          (c)  to designate committees of Directors;

          (d)  to delegate powers to a committee of Directors;

          (e)  to appoint or remove Directors;

          (f)  to appoint or remove an agent;

          (g)  to fix emoluments of Directors;

          (h)  to approve a plan of merger, consolidation or arrangement;

          (i) to make a declaration of solvency or to approve a liquidation plan;

          (j) to make a determination that immediately after a proposed Distribution the value of the Company's assets will exceed its liabilities and the Company will be able to pay its debts as they fall due; or

          (k) to authorise the Company to continue as a company incorporated under the laws of a jurisdiction outside the British Virgin Islands.

14.6 The Resolution of Directors appointing an agent may authorise the agent to appoint one or more substitutes or delegates to exercise some or all of the powers conferred on the agent by the Company.

14.7 The Directors may remove an agent appointed by the Company and may revoke or vary a power conferred on him.

15.       CONFLICT OF INTERESTS

15.1 A Director shall, forthwith after becoming aware of the fact that he is interested in a transaction entered into or to be entered into by the Company, disclose the interest to all other Directors.

15.2 For the purposes of Sub-Regulation 15.1, a disclosure to all other Directors to the effect that a Director is a Shareholder, Director or officer of another named entity or has a fiduciary relationship with respect to the entity or a named individual and is to be regarded as interested in any transaction which may, after the date of the entry into the transaction or disclosure of the interest, be entered into with that entity or individual, is a sufficient disclosure of interest in relation to that transaction.

15.3 A Director who is interested in a transaction entered into or to be entered into by the Company may:

          (a)  vote on a matter relating to the transaction;

          (b) attend a meeting of Directors at which a matter relating to the transaction arises and be included among the Directors present at the meeting for the purposes of a quorum; and

          (c) sign a document on behalf of the Company, or do any other thing in his capacity as a Director, that relates to the transaction,

          and, subject to compliance with the Act shall not, by reason of his office be accountable to the Company for any benefit which he derives from such transaction and no such transaction shall be liable to be avoided on the grounds of any such interest or benefit.

16.       INDEMNIFICATION

16.1 Subject to the limitations hereinafter provided the Company may indemnify against all expenses, including legal fees, and against all judgments, fines and amounts paid in settlement and reasonably incurred in connection with legal, administrative or investigative proceedings any person who

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                                       15

          (a) is or was a party or is threatened to be made a party to any threatened, pending or completed proceedings, whether civil, criminal, administrative or investigative, by reason of the fact that the person is or was a Director, an officer or a liquidator of the Company; or

          (b) is or was, at the request of the Company, serving as a Director, officer or liquidator of, or in any other capacity is or was acting for, another company or a partnership, joint venture, trust or other enterprise.

16.2 The Company may only indemnify a person if the person acted honestly and in good faith with a view to the best interests of the Company and, in the case of criminal proceedings, the person had no reasonable cause to believe that his conduct was unlawful.

16.3 The decision of the Directors as to whether the person acted honestly and in good faith and with a view to the best interests of the Company and as to whether the person had no reasonable cause to believe that his conduct was unlawful is, in the absence of fraud, sufficient for the purposes of these Articles, unless a question of law is involved.

16.4 The termination of any proceedings by any judgment, order, settlement, conviction or the entering of a NOLLE PROSEQUI does not, by itself, create a presumption that the person did not act honestly and in good faith and with a view to the best interests of the Company or that the person had reasonable cause to believe that his conduct was unlawful.

16.5 If a person to be indemnified has been successful in defence of any proceedings referred to above the person is entitled to be indemnified against all expenses, including legal fees, and against all judgments, fines and amounts paid in settlement and reasonably incurred by the person in connection with the proceedings.

16.6 The Company may purchase and maintain insurance in relation to any person who is or was a Director, an officer or a liquidator of the Company, or who at the request of the Company is or was serving as a Director, an officer or a liquidator of, or in any other capacity is or was acting for, another company or a partnership, joint venture, trust or other enterprise, against any liability asserted against the person and incurred by the person in that capacity, whether or not the Company has or would have had the power to indemnify the person against the liability as provided in these Articles.

17.       RECORDS

17.1 The Company shall keep the following documents at the office of its registered agent:

          (a)  the Memorandum and the Articles;

          (b)  the register of members, or a copy of the register of members;

          (c) the register of Directors, or a copy of the register of Directors; and

          (d) copies of all notices and other documents filed by the Company with the Registrar of Corporate Affairs in the previous 10 years.

17.2 Until the Directors determine otherwise by Resolution of Directors, the Company shall keep the original register of members and original register of Directors at the office of its registered agent.

17.3 If the Company maintains only a copy of the register of members or a copy of the register of Directors at the office of its registered agent, it shall:

          (a) within 15 days of any change in either register, notify the registered agent in writing of the change; and
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                                       16

          (b) provide the registered agent with a written record of the physical address of the place or places at which the original register of members or the original register of Directors is kept.

17.4 The Company shall keep the following records at the office of its registered agent or at such other place or places, within or outside the British Virgin Islands, as the Directors may determine:

          (a) minutes of meetings and Resolutions of Shareholders and classes of Shareholders;

          (b) minutes of meetings and Resolutions of Directors and committees of Directors; and

          (c)  an impression of the Seal.

17.5 Where any original records referred to in this Regulation are maintained other than at the office of the registered agent of the Company, and the place at which the original records is changed, the Company shall provide the registered agent with the physical address of the new location of the records of the Company within 14 days of the change of location.

17.6 The records kept by the Company under this Regulation shall be in written form or either wholly or partly as electronic records complying with the requirements of the Electronic Transactions Act, 2001 (No. 5 of 2001) as from time to time amended or re-enacted.

18.      REGISTER OF CHARGES


          The Company shall maintain at the office of its registered agent a register of charges in which there shall be entered the following particulars regarding each mortgage, charge and other encumbrance created by the Company:

          (a)  the date of creation of the charge;

          (b)  a short description of the liability secured by the charge;

          (c)  a short description of the property charged;

          (d) the name and address of the trustee for the security or, if there is no such trustee, the name and address of the chargee;

          (e) unless the charge is a security to bearer, the name and address of the holder of the charge; and

          (f) details of any prohibition or restriction contained in the instrument creating the charge on the power of the Company to create any future charge ranking in priority to or equally with the charge.

19.       SEAL

          The Company shall have a Seal. The Company may have more than one Seal and references herein to the Seal shall be references to every Seal which shall have been duly adopted by Resolution of Directors. The Directors shall provide for the safe custody of the Seal and for an imprint thereof to be kept at the registered office. Except as otherwise expressly provided herein the Seal when affixed to any written instrument shall be witnessed and attested to by the signature of any one Director or other person so authorised from time to time by Resolution of Directors. Such authorisation may be before or after the Seal is affixed, may be general or specific and may refer to any number of sealings. The Directors may provide for a facsimile of the Seal and of the signature of any Director or authorised person which may be reproduced by printing or other means on any instrument and it shall have the same force and validity as if the Seal had been affixed to such instrument and the same had been attested to as hereinbefore described.

20.       DISTRIBUTIONS BY WAY OF DIVIDEND

20.1 The Directors may, by Resolution of Directors, authorise a Distribution by way of dividend at a time and of an amount they think fit if they are satisfied, on reasonable grounds, that, immediately after the Distribution, the value of the Company's assets will exceed its liabilities and the Company will be able to pay its debts as they fall due.

20.2      Dividends may be paid in money, Shares, or other property.

20.3 The Directors may from time to time pay to the Shareholders such interim dividends as appear to the Directors to be justified by the profits of the Company.

20.4 The Directors may, before declaring any dividend, set aside out of the profits of the Company such sum as they think proper as a reserve fund, and may invest the sum so set aside as a reserve fund upon such securities as they may select.

20.5 Notice of any dividend that may have been declared shall be given to each Shareholder as specified in Sub-Regulation 22.1 and all dividends unclaimed for 3 years after having been declared may be forfeited by Resolution of Directors for the benefit of the Company.

20.6 No dividend shall bear interest as against the Company and no dividend shall be paid on Treasury Shares or Shares held by another Company of which the Company holds, directly or indirectly, shares having more than 50 percent of the vote of electing Directors.

20.7 A division of the issued and outstanding Shares of a class or series of Shares into a larger number of shares of the same class or series having a proportionately smaller par value does not constitute a dividend of Shares.

21.       ACCOUNTS AND AUDIT

21.1 The Company may by Resolution of Shareholders call for the Directors to prepare periodically a profit and loss account and a balance sheet. The profit and loss account and balance sheet shall be drawn up so as to give respectively a true and fair view of the profit and loss of the Company for the financial period and a true and fair view of the state of affairs of the Company as at the end of the financial period.

21.2 The Company may by Resolution of Shareholders call for the accounts to be examined by auditors.

21.3      The first  auditors  shall be appointed by  Resolution  of  Directors;
          subsequent   auditors   shall  be  appointed   by  a   Resolution   of
          Shareholders.

21.4 The auditors may be Shareholders but no Director or other officer shall be eligible to be an auditor of the Company during his continuance in office.

21.5      The remuneration of the auditors of the Company

          (a) in the case of auditors appointed by the Directors, may be fixed by Resolution of Directors; and

          (b) subject to the foregoing, shall be fixed by Resolution of Shareholders or in such manner as the Company may by Resolution of Shareholders determine.

21.6 The auditors shall examine each profit and loss account and balance sheet required to be served on every Shareholder or laid before a meeting of the Shareholders and shall state in a written report whether or not:

          (a) in their opinion the profit and loss account and balance sheet give a true and fair view respectively of the profit and loss for the period covered by the accounts, and of the state of affairs of the Company at the end of that period; and

          (b) all the information and explanations required by the auditors have been obtained.

21.7 The report of the auditors shall be annexed to the accounts and shall be read at the meeting of Shareholders at which the accounts are laid before the Company or shall be served on the Shareholders.

21.8 Every auditor of the Company shall have a right of access at all times to the books of account and vouchers of the Company, and shall be entitled to require from the Directors and officers of the Company such information and explanations as he thinks necessary for the performance of the duties of the auditors.

21.9 The auditors of the Company shall be entitled to receive notice of, and to attend any meetings of Shareholders at which the Company's profit and loss account and balance sheet are to be presented.

22.       NOTICES

22.1 Any notice, information or written statement to be given by the Company to Shareholders may be served in the case of Shareholders holding registered Shares in any way by which it can reasonably be expected to reach each Shareholder or by mail addressed to each Shareholder at the address shown in the register of members.

22.2 Any summons, notice, order, document, process, information or written statement to be served on the Company may be served by leaving it, or by sending it by registered mail addressed to the Company, at its registered office, or by leaving it with, or by sending it by registered mail to, the registered agent of the Company.

22.3 Service of any summons, notice, order, document, process, information or written statement to be served on the Company may be proved by showing that the summons, notice, order, document, process, information or written statement was delivered to the registered office or the registered agent of the Company or that it was mailed in such time as to admit to its being delivered to the registered office or the registered agent of the Company in the normal course of delivery within the period prescribed for service and was correctly addressed and the postage was prepaid.

23.       PENSION AND SUPERANNUATION FUNDS

          The Directors may establish and maintain or procure the establishment and maintenance of any non-contributory or contributory pension or superannuation funds for the benefit of, and give or procure the giving of donations, gratuities, pensions, allowances or emoluments to, any persons who are or were at any time in the employment or service of the Company or any company which is a subsidiary of the Company or is allied to or associated with the Company or with any such subsidiary, or who are or were at any time Directors or officers of the Company or of any such other company as aforesaid or who hold or held any salaried employment or office in the Company or such other company, or any persons in whose welfare the Company or any such other company as aforesaid is or has been at any time interested, and to the wives, widows, families and dependents of any such person, and may make payments for or towards the insurance of any such persons as aforesaid, and may do any of the matters aforesaid either alone or in conjunction with any such other company as aforesaid. Subject always to the proposal being approved by Resolution of Shareholders, a Director holding any such employment or office shall be entitled to participate in and retain for his own benefit any such donation, gratuity, pension allowance or emolument.

24.       ARBITRATION

24.1 Whenever any difference arises between the Company on the one hand and any of the Shareholders or their executors, administrators or assigns on the other hand, touching the true intent and construction or the incidence or consequences of these Articles or of the Act, touching anything done or executed, omitted or suffered in pursuance of the Act or touching any breach or alleged breach or otherwise relating to the premises or to these Articles, or to any act or ordinance affecting the Company or to any of the affairs of the Company such difference shall, unless the parties agree to refer the same to a single arbitrator, be referred to 2 arbitrators one to be chosen by each of the parties to the difference and the arbitrators shall before entering on the reference appoint an umpire.

24.2 If either party to the reference makes default in appointing an arbitrator either originally or by way of substitution (in the event that an appointed arbitrator shall die, be incapable of acting or refuse to act) for 10 days after the other party has given him notice to appoint the same, such other party may appoint an arbitrator to act in the place of the arbitrator of the defaulting party.

25.       VOLUNTARY LIQUIDATION0

          The Company may voluntarily commence to wind up and dissolve by a Resolution of Shareholders but if the Company has never issued shares it may voluntarily commence to wind up and dissolve by a Resolution of Directors.

26.       CONTINUATION

          The Company may by Resolution of Shareholders or by a resolution passed unanimously by all Directors continue as a company incorporated under the laws of a jurisdiction outside the British Virgin Islands in the manner provided under those laws.

We Harneys Corporate Services Limited of Craigmuir Chambers, P.O. Box 71, Road Town, Tortola, British Virgin Islands for the purpose of re-registering this Company as a BVI Business Company under the laws of the British Virgin Islands hereby sign these Articles of Association this 10th day of March, 2006.


Applicant to Re-Register


/s/ Jason Jagessan
----------------------------------
Jason Jagessan
Authorised Signatory
HARNEYS CORPORATE SERVICES LIMITED